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                                                                      Exhibit 23



                          Independent Auditors' Consent


The Board of Trustees
First Union Real Estate Equity and Mortgage Investments:

We consent to the incorporation by reference in the registration statement No. 333-90107 on Form S-8 of First Union Real Estate Equity and Mortgage Investments of our reports dated March 4, 2004, with respect to the combined balance sheets of First Union Real Estate Equity and Mortgage Investments and First Union Management, Inc. as of December 31, 2003 and 2002, and the related combined statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which reports appear in the December 31, 2003, annual report on Form 10-K of First Union Real Estate Equity and Mortgage Investments.




                                                     /s/ KPMG LLP

New York, New York
March 4, 2004


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